IN ACCORDANCE WITH ITEM 6.01(b)(10) OF REGULATION S-K,
CERTAIN PRIVATE OR CONFIDENTIAL ITEMS HAS BEEN REDACTED
FROM THE FILED COPY OF THIS AGREEMENT
Exhibit 10.12

Fixed Assets Loan Agreement
(Applicable to the newly signed loan contract related to CNY interest rate, the non-USD/GBP/EUR/JPY/Swiss Franc foreign currency interest rate and the new USD/GBP/EUR/JPY/Swiss Franc new benchmark rate)
No.: 2022 Free Trade Company Loan Zi No.502
Borrower: Orion Engineered Carbons (Huaibei) Co., Ltd.
Unified Social Credit Code: [***]
Legal Representative/Person In-Charge:
Address: No.8 Linbai Road, Base of New Synthetic Materials in Coal Chemical Industry, Huaibei City, Anhui Province
Postcode: 235099
Financial Institution of account and Account Number: Bank of China Branch [***]
Lender: Bank of China Limited Shanghai Pilot Free Trade Zone Sub-Branch Legal Representative / Person In-Charge:
Address: Room 1605, Building 2, No. 58 Yaoyuan Road, Pudong New Area, Shanghai
Postcode: 200126 Tel: [***]/Fax:
The Borrower and the Lender have reached an agreement with respect to the matter that the Lender issues a fixed asset loan facility to the Borrower, and this Agreement is hereby concluded by both parties, through consultation on the basis of equality.
Article 1 Amount of the Loan
Currency: CNY
Amount of the Loan: In words: Five Hundred Million
In numbers: ¥500,000,000.00
Article 2 Tenor of the Loan
Tenor of the Loan: ____94 months / _____/___days, commencing from the actual drawdown date. If the Borrower withdraws the loan in several installments, the tenor of the loan shall commence from the date of the first drawdown.
The Borrower is obliged to withdraw the loan on the agreed drawdown date. If the actual drawdown date is later than the agreed drawdown date, the Borrower is still obliged to repay the loan on the agreed repayment date.
Article 3 Purpose of the Loan
Purpose of the Loan: Construction of Carbon Black Project .
In the absence of the written consent of the Lender, the Borrower shall not alter the purpose of the loan. The Borrower shall not apply the loan facility towards the matters, including but not limited to investment inequity or other securities, any projects that the access to which is prohibited by laws, regulations, regulatory provisions or the State policies, any projects without proper approvals, on-lending or purchase of other financial products for arbitrage, illegally increasing the hidden debts of local government, or any projects and purposes which are prohibited from investing through bank loans.
Article 4 Interest Rate for the Loan and Calculation of Interest
The Lender expresses the annualized interest rate of the loan to the Borrower through the annualized interest rate notification letter attached to this Agreement. If the annualized interest rate of the loan under this

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
Agreement is only calculated according to the loan interest rate expressed in paragraph 1 of this article, the above annualized interest rate notification letter shall not apply.
1. Interest Rate
The loan interest rate (annualized interest rate, simple interest for CNY loan, □ simple interest rate/ combination of simple and compound interest rate for foreign currency loans (choose one)) shall be Item (1) :
(1) Fixed interest rate: the annual interest rate shall be ____4.5____ %. The interest rate is fixed throughout the period of tenor of this Agreement.
□ The source of fixed interest rate for CNY loans is: As of one business day before the effective date of this Agreement, □ 1 year/ ☒5 years or more (choose one) loan market quoted interest rate most recently released by the National Inter-bank Funding Center □ plus/ ☒ minus (choose one) 10 basis point;
□ The sources of fixed interest rate for foreign currency loans are:
A.The benchmark interest rate applicable to the effective date of this Agreement (T day) plus / basis point. The benchmark interest rate shall be the T-3 business days interest rate displayed on the page of Bloomberg Financial Telegram Terminal or obtained from Reuters Information System for / (term) □ JPY TIBOR □ EUR EURIBOR □/ corresponding to the currency of the loan hereunder. If the benchmark interest rate for any foreign currency is negative, the benchmark interest rate for such foreign currency shall be zero. For the purpose of this paragraph, “business day” refers to a business day at the locality of the administrative authority of pricing benchmark for the corresponding currency.
B.The benchmark interest rate applicable to the effective date of this Agreement (T day, if the effective date of this Agreement is not a business day, the nearest business day before it shall be T day) plus / basis point. The benchmark interest rate shall be the interest rate of □ USD overnight SOFR □ GBP overnight SONIA □ YEN overnight TONA □ EUR overnight ESTR □ SWISS FRANC overnight SARON □ / T-5 business days corresponding to the currency of the agreed loan hereunder as displayed on the page of Bloomberg Financial Telegram Terminal. If the benchmark interest rate for any foreign currency is negative, the benchmark interest rate for such foreign currency shall be zero. For the purpose of this paragraph, “business day” refers to a business day at the locality of the administrative authority of pricing benchmark for the corresponding currency. (Note: This clause applies to the overnight rate)
C.The latest / (benchmark interest rate for foreign currency) of / month most recently obtained from the Reuters Information System before 9:00 a.m. (Beijing Time) a business day before the effective date of this Agreement plus / basis point. If the benchmark interest rate for any foreign currency is negative, the benchmark interest rate for such foreign currency shall be zero. (Note: This clause applies to the term interest rate in foreign currencies other than USD, GBP, JPY, EUR, Swiss Franc.)
(2) Floating interest rate: shall be calculated from the actual drawdown date (the date of the first actual drawdown date in case of drawdown by installments), and □ every day □ every / month □ every / year (choose one) shall be regarded as a floating period and the interest rate shall be reset. The reset day shall be the first day of the next floating period, i.e., the start date falls on the corresponding day of the month when the reset is made. If there is no corresponding in such month, the last day of that month shall be the reset date; if the floating period is every day, the reset date shall be the next floating period.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
With Respect to Each Withdrawal:
□ Floating Interest Rate for CNY Loan
A.The interest rate of the first installment (from the date of actual withdrawal to the expiry date of this floating period) shall be the quoted interest rate of loan market for 1year / □more than 5 years (choose one) most recently published by the National Inter-Bank Funding Center as of the business day before the actual withdrawal date plus/ □ minus (choose one) _/ basis point; and
B.On the re-pricing date, together with other installments of drawdown, the applicable interest rate for such floating interest period shall be re-priced at the quoted interest rate of loan market for 1year/□ more than 5 years (choose one) as of the business day immediately prior to the re-priced date most recently published by the National Inter-Bank Funding Center plus / □ minus (choose one) _/ basis point.
□ Floating Interest Rate for Foreign Currency Loan
A.If the term rate is applicable, the interest rate shall be calculated in accordance with the following rules: the interest rate of the first term (from the actual drawdown date to the expiration date of this floating period) shall be determined by the margin of the benchmark interest rate applicable on the actual drawdown date (T day) plus _/__ basis point; the benchmark interest rate is interest rate of □ JPY TIBOR □ EUR EURIBOR □___/_______ T-3 business days corresponding to the currency of the loan hereunder displayed on the page of Bloomberg Financial Telegraphy Terminal or obtained from Reuters Information System. On the reset date (T day), together with other installment drawdown, the applicable interest rate for such floating period shall be determined based on the margin of basis of the interest rate of ☒ JPY TIBOR □ EUR EURIBOR □ ___/_______ T-3 business day corresponding to the currency of loan hereunder displayed on the page of Bloomberg Financial Telegram Terminal or obtained from Reuters Information System plus / base point. The margin shall remain unchanged during the term of this Agreement. If the benchmark interest rate for any foreign currency is negative, the benchmark interest rate for such foreign currency shall be zero. For the purpose of this paragraph, “business day” refers to a business day at the locality of the administrative authority of pricing benchmark for the corresponding currency.
B.If the overnight rate is applicable, the interest rate shall be calculated in accordance with the following rules: be determined by the margin of the benchmark interest rate of □ USD overnight SOFR □ GBP overnight SONIA □ YEN overnight TONA □ EUR overnight ESTR □ SWISS FRANC overnight SARON □__/_ corresponding to the currency of the loan hereunder on each interest accrual day (i.e. each calendar day during the loan term, the same below) plus _/__basis point. Subsequent lenders shall determine the interest rate on each interest accrual day based on the difference between the applicable benchmark interest date and the aforesaid interest margin. The daily pricing base rate for each interest accrual day shall be determined as follows: the first interest rate determination date is the actual withdrawal date, and the subsequent interest rate determination date shall be each interest accrual date after the first interest rate determination date. The applicable benchmark interest rate on the determination date of interest rate (T day, or if the interest rate determination date is not a business day, the

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate nearest business day before it is the T day) shall be the rate of □ US Dollar Overnight SOFR □ Pound Overnight SONIA □ Yen Overnight TONA □ Euro Overnight ESTR Swiss Franc Overnight SARON □ / T-5 Business Days corresponding to the currency of the loan hereunder as displayed on the Bloomberg Financial Telegram Terminal page. The interest margin shall remain unchanged during the term of this Agreement. If the benchmark interest rate for any foreign currency is negative, the benchmark interest rate for such foreign currency shall be zero. For the purpose of this paragraph, “business day” refers to a business day at the locality of the administrative authority of pricing benchmark for the corresponding currency.
C.The interest rate for the initial term (from the actual withdrawal date to the expiration date of the floating period) shall be the / (benchmark interest rate for foreign currency) of / month obtained from the Reuters Information System before 9:00 (Beijing Time) on the business day before the actual withdrawal date plus __/_ basis point. On the re-pricing date, together with other installments of drawdown, the interest rate applicable to the floating period shall be re-priced based on the latest ___/__ (foreign currency base interest) with the same floating period obtained from the Reuters Information System before 9:00 (Beijing Time) on the business day immediately before the date of re-pricing plus __/_ basis point. If the foreign currency base interest is less than zero, it shall set as zero. (Note: This clause applies to the term interest rate in foreign currencies other than USD, GBP, JPY, EUR, Swiss Franc.)
2.Calculation of Interest
(1) With respect to the fixed interest rate under Item (1) of Paragraph 1, floating interest rate for CNY loans under Item (2) of Paragraph 1, and floating interest rate for foreign currency loans under Item A and Item C of Paragraph 1 of this Article:
Interest shall accrue from the actual drawdown date on the basis of the actual drawdown amount and the number of days of the loan.
The formula of the calculation of interest is: interest = the drawdown amount x the actual number of days x daily interest rate.
The base \for the calculation of daily interest rate is 360 days per year; the formula is: daily interest rate = annual interest rate / 360.
(2) With respect to the Item B of the floating interest rate for foreign currency loan under Item (2) of Paragraph 1 of this Article:
Interest shall accrue from the actual drawdown date on the basis of the actual drawdown amount and the number of days of the loan.
☒ Simple interest calculation: the interest shall be calculated on a simple interest basis for the portion calculated on the pricing basis and for the portion calculated on the interest margin basis.
□ Simple interest calculation combined with compound interest: with respect to the portion calculated based on the pricing benchmark, interest of the portion on each business day = (loan principal + total interest owed as of the preceding day) × interest rate on the benchmark aate applicable to such day; the interest shall be calculated based on simple interest method on a non-business day. The interest calculated based on the margin shall be calculated based on simple interest.
The base for the calculation of daily interest rate is 360 days a year. Conversion formula: daily interest rate = annual interest rate/360.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
The aforesaid “business day” refers to a business day at the locality of the administrative authority of pricing benchmark for the corresponding currency.
3.Payment of Interest
The Borrower shall pay the accrued interest by means of 1 :
(1) Quarterly Payment: The date of calculation of interest and the date of interest payment shall be the 20th and 21st of the last month of each quarter respectively; or
(2) Monthly Payment: The date of calculation of interest and the date of interest payment shall be the 20th and 21st of each month respectively.
If the last principal repayment day does not fall on an interest payment day, the last principal repayment day shall be regarded as an interest payment day; the Borrower shall pay the entire accrued interest.
4.Penalty Interest
(1) For the overdue or failure to use the loan for the purpose specified in this Agreement, from the date of overdue or misappropriation, the penalty interest will be calculated and collected at the penalty interest rate agreed in this section from the date of overdue or misappropriation, until the principal and interest are paid off.
For loans that are both overdue and misappropriated, the penalty interest will be calculated and collected at a higher penalty interest rate.
(2) For the interest and penalty interest that the borrower cannot pay on time, compound interest shall be calculated and collected according to the interest settlement method agreed in paragraph 3 of this article and at the penalty interest rate agreed in this article:
(3) Penalty interest rate (Note: please fill in the blanks based on the currency of the loan and the method for determining interest rate.)
Penalty interest rate for CNY loan
☒ Penalty interest rate for fixed-rate loans
A. Floating interest rate, the floating period is / month / 1 year (Instructions: For fixed-rate loans with a loan period of less than one year (inclusive), the floating period shall be the original loan period; for fixed-rate loans with a period of more than one year, the floating period shall be one year). From the date of overdue or misappropriation, the price will be re-priced every floating cycle. The re-pricing date is the corresponding date of the overdue or misappropriation date in the re-pricing month. If there is no corresponding date in the current month, the last day of the month is the re-pricing date.
B. The penalty interest rate for overdue loans is 50 % plus the penalty interest base rate, and the penalty interest rate for misappropriated loans is 100 % plus the penalty interest base rate.
C. During the first floating period, the penalty interest base interest rate is the borrowing interest rate agreed in paragraph 1 of this article. After each full floating period, the base interest rate for the next floating period shall be determined in accordance with the quoted interest rate in the loan market of □1 year/ ☒ 5 years or more (choose one) most recently released by the National Interbank Funding Center as of one business day before the re-pricing day □ plus/ ☒ minus (choose one) 10 base point.
□ Penalty interest rate for floating rate loans
A. From the date of overdue or misappropriation, it floats according to the floating period agreed in paragraph 1 of this article. The penalty interest re-pricing date shall be the corresponding day of the overdue or misappropriation date in the re-pricing month. If there is no corresponding date in the current month, the last day of the month shall be the penalty interest re-pricing date.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
B. The penalty interest rate for overdue loans shall be the base penalty interest rate determined in Item C of this Paragraph plus / %, and the penalty interest rate for misappropriation shall be the base penalty interest rate determined in Item C of this Paragraph plus / %.
C. The penalty interest base interest rate in the first floating period is the overdue or misappropriated loan interest rate actually implemented in the current period. After each full floating period, the penalty interest base interest rate for the next floating period shall be re-priced on the re-pricing date in accordance with the method agreed in Paragraph 1 of this Article.
Penalty interest rate for foreign currency loans
□ Penalty interest rate for fixed-rate loans
The penalty interest rate of the overdue loan shall be the interest rate determined in accordance with Item (1) of Paragraph 1 of this Article plus / base points. The penalty interest rate of the misappropriation loan shall be the interest rate determined in accordance with Item (1) of Paragraph 1of this Article plus / base points.
□ Penalty interest rate for floating rate loans
A. The floating period and re-pricing date of the penalty interest rate shall be determined in accordance with Item (2) of Paragraph 1 of this Article; the base penalty interest rate for the first floating period shall be the loan interest rate actually applied during the period of overdue or misappropriation. The base penalty interest rate for the next floating period after the expiration of a floating period shall be reset in accordance with the method stipulated in Item (2) of this Paragraph of this Article on the reset date.
B. The penalty interest rate for overdue loans shall be the base penalty interest rate determined in Item A of this Paragraph plus / base point, and the penalty interest rate for misappropriation shall be the base penalty interest rate determined in Item A of this Paragraph plus / base point.
5 Others
(1) The “loan interest rate” and “penalty interest rate” hereunder are all tax-inclusive interest rates, i.e., the interest rate charged from the Lender to the Borrower has included the VAT payable in accordance with national laws and regulations.
(2) In the event of any major change in the pricing benchmark of floating interest rate hereunder, market rules in force at that time shall apply. If the Lender requires the Borrower to sign a supplementary contract on relevant matters, the Borrower shall cooperate.
(3) The term “pricing benchmark” in this Article shall have the same meaning as the term “benchmark interest rate”.
(4) “TIBOR” means the TIBOR published and administered by the Japan Bankers Association (or any successor administrator) as regulator, “EURIBOR” means the EURIBOR published and administered by the European Monetary Market Institute (or any successor administrator) as regulator, “Overnight SOFR” means the Overnight SOFR published and administered by the Federal Reserve Bank of New York (or any successor administrator) as regulator, “Overnight SONIA” means the Overnight SONIA published and administered by the Bank of England (or any successor administrator) as regulator, “Overnight TONA” means the Overnight TONA published and administered by the Bank of Japan (or any successor administrator) as regulator, “Overnight ESTR” means the Overnight ESTR published and administered by the European Central Bank (or any successor administrator) as regulator, “Overnight SARON” means the Overnight SARON published and administered by Swiss Stock Exchange (or any successor administrator), “Overnight SARON” means the Overnight SARON published and administered by Swiss Stock Exchange (or any successor administrator) as regulator hereunder.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
Article 5 Drawdown Conditions
The Borrower shall not withdraw the loan unless the following conditions have been satisfied:
1. This Agreement and any documents as attachments hereto have taken effect;
2. The Borrower has provided the Lender with the relevant documents, instruments, specimen seals, list of the authorised signatories, specimen signatures related to the conclusion and performance with this Agreement and filled in the relevant certificates;
3. The Borrower has opened any accounts at the request of the Lender, which are used to perform the Borrower’s obligations under this Contract;
4. 5 banking business days before any drawdown, the Borrower has provided the Lender with a drawdown application in writing and any documents evidencing the purpose of the loan, and proceeded with the relevant drawdown procedures;
The material required to be submitted by the borrower includes: / ;
The above material shall satisfy the following requirements: / .
5. The Borrower has provided the Lender with the Board resolutions or any other authorised department’s approvals for the execution and performance of this Agreement;
6. The capital fund has been fully paid with the same proportion of the proposed loan, and the actual progress of the project matches the amount already invested;
7. The Borrower has provided the guarantee as required by the Lender, and the guarantee documents have taken effect and completed the statutory examination and approval, registration or filing procedures by the Borrower.
8. Implement the mortgage of the land use right of the land parcel corresponding to the project.
9. The capital ratio of the project shall be no less than 22.41%. The capital of 195 million and self-raised fund of 86.18 million shall be in place in proportion to the loan of the Lender, and shall be invested in project construction prior to the loan of the Lender. The loan shall be issued by the Lender on an entrusted payment basis.
10. The Borrower and its shareholder shall make a written commitment that, (1) the self-raised fund of 89 million for the working capital shall be in place in time according to the construction progress of the project; (2) In case of any shortfall in the project funds, the Borrower and its shareholder shall make up for the shortfall funds or overspending funds to ensure the smooth completion of the project as scheduled; (3) during the credit facility extension period of the Lender, the Borrower’s equity structure shall be stable, and the Borrower shall not provide any external guarantee, make external investment, distribute dividends, repay the loans borrowed by its affiliate company, transfer the project, pledge its equity, or mortgage or pledge all the interests and assets of the project to any third party.
11. Legal provisions and other withdrawal conditions agreed by both parties:
If the Borrower fails to satisfy any drawdown conditions, the Lender has the right to refuse the Borrower’s drawdown applications unless the Lender agrees to advance the loan.
Article 6 Drawdown Period and Method
1 The loan shall be withdrawn by the Borrower according to the __(4)_____drawdown period and method:
(1) withdraw the total facility amount on ____/____ Day _____/___Month ____/____Year;
(2) withdraw the total facility amount within ___/__ from ___/____Day____/____ Month ___/_____Year; or
(3) the loan shall be withdrawn as follows

Drawdown Period	Drawdown Amount
/	/

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
(4) the Borrower shall apply in installments according to the project progress, and withdraw the facility after being approved by the Lender; however, the Borrower shall withdraw the total facility amount no later than 7th_March_2025.
2 The Lender has the right to refuse the drawdown applications for any remaining undrawn portion of the facility after the last day of the drawdown period.
Article 7 Loan Funds Payment
1. Loan Granting Account
The Borrower opens the following account at the Lender as the loan granting account. The loan shall be granted and paid through the following account. This account is a special account and can only be used for the issuance and payment of the loan, and cannot be used for other payment receipts.
Account Name: Orion Engineered Carbons (Huaibei) Co., Ltd.
Account No.:
2. Methods of Loan Funds Payment
(1) The method of loan funds payment shall be in compliance with the applicable laws and regulations, the applicable monitoring rules and this Agreement. The method of loan funds payment of each single withdrawal shall be specified in the withdrawal application. Where the Lender considers the method of loan funds payment selected in the withdrawal application inconsistent with the requirements, the Lender has the right to either change the method of payment or suspend the granting and payment of the loan funds.
(2) In case of entrusted payment by the Lender, the Lender pays the loan funds to the trading counterpart of the Borrower, who uses the loan funds in compliance with this Agreement, based on the withdrawal application and payment entrustment made by the Borrower.
A. In accordance with the relevant provisions of the China Banking and Insurance Regulatory Commission and the Lender’s internal management regulations, the borrower’s single amount under this Agreement exceeds 5% of the total project investment (i.e. currency: / amount: / ) or exceeds RMB 5 million (the foreign currency shall be converted according to the exchange rate of / on the actual withdrawal date, the same below) shall be paid by the entrusted payment method of the Lender. On the premise of controllable risk, if the single payment amount is less than RMB 500,000, the independent payment method of the Borrower may be adopted;
B. Other conditions where the Lender and the Borrower agree to adopt the entrusted payment method:/
(3) In case of payment by the Borrower itself, the Lender grants the loan funds to the account of the Borrower based on the withdrawal application of the Borrower and the Borrower pays the loan funds to its trading counterpart who uses the loan funds in compliance with this Agreement. Except for the conditions agreed hereinabove, under which the loan funds shall be paid by the Lender on an entrustment basis, the Borrower shall pay the loan funds by itself under all the other conditions.
(4) Change of Method of Payment. After submitting the withdrawal application, where the Borrower’s external payment changes, the method of loan funds payment shall be accordingly changed if the self-paid borrowed funds meet the stipulated conditions in paragraph 2(2) of this article. Where the method of payment is changed or the amount of payment to the Borrower’s counterparts, payee, usage of the loan and other similar conditions are changed in case of entrusted payment, the Borrower shall provide the Lender with the written explanations on the application for change and re-submit the withdrawal application and the relevant trading materials proving the loan usage.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate

3. Detailed Requirements on Entrusted Payment
(1) Payment Entrustment. Where the conditions applicable to entrusted payment by the Lender are met, the Borrower shall clearly specify the payment entrustment in the withdrawal application. The Borrower shall grant the payment entrustment and specify in the withdrawal application the account of its designated trading counterpart meeting the conditions agreed herein, into which the Lender shall directly pays the loan funds after transferring the same to the designated Borrower’s account, as well as the name of the counterpart, the account of the counterpart, the amount of payment and the other necessary payment information.
(2) Provision of Trading Materials. Where the conditions applicable to entrusted payment by the Lender are met, the Borrower shall provide the Lender at the time of each withdrawal the account of loan granting, the account information of the trading counterpart and the supporting documents proving that the withdrawal is in compliance with the usage agreed in the loan contract. The Borrower shall guarantee to provide the Lender with the true, complete and valid materials. Where the Lender fails to perform its obligations of entrusted payment in due time due to the untrue, incorrect or incomplete trading materials provided by the Borrower, the Lender shall undertake no liabilities and the obligations of repayment which have arisen hereunder shall not be affected.
(3) Performance of the Obligations of Entrusted Payment by the Lender
A.In case of entrusted payment by the Lender, the Lender shall pay the loan funds to the Borrower’s trading counterpart through the Borrower’s account after examining and approving the payment entrustment and the relevant trading materials submitted by the Borrower.
B.Where the Lender finds such trading materials submitted by the Borrower as the supporting documents inconsistent with this Agreement or otherwise defective after review, the Lender has the right to require the Borrower to supplement, replace, explain or re-submit the same and has the right to refuse to grant and pay the relevant funds until and unless the Borrower submits such trading materials as may be conforming as considered by the Lender.
C.Where the opening bank of the Borrower’s trading counterpart refunds the loan funds and the Lender is so unable to pay the loan funds to the trading counterpart as entrusted by the Borrower, the Lender shall undertake no liabilities and the obligations of repayment which have arisen hereunder shall not be affected. The Borrower hereby authorizes the Lender to freeze the funds refunded by the opening bank of the Borrower’s trading counterpart. In such case, the Borrower shall re-submit the payment entrustment and such trading materials as the supporting documents proving the usage of the loan.
(4) The Borrower shall not avoid the requirement for entrusted payment by the Lender by the method of breaking the whole amount into parts.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
Article 8 Repayment
1. Unless otherwise agreed by and between both parties, the Borrower shall repay the loan under this Agreement in accordance with the following Item ___(2)_______ of the repayment plan:
(1) repayment in a single installment at the end of the loan period under this Agreement; or
(2) the loan will be amortized as follows

Repayment Date	Repayment Amount
2024.6.21	¥5,000,000
2024.12.21	¥5,000,000
2025.6.21	¥25,000,000
2025.12.21	¥25,000,000
2026.6.21	¥55,000,000
2026.12.21	¥55,000,000
2027.6.21	¥55,000,000
2027.12.21	¥55,000,000
2028.6.21	¥55,000,000
2028.12.21	¥55,000,000
2029.6.21	¥55,000,000
2029.12.21	¥55,000,000

□ (3) Other repayment plan: /
If the Borrower needs to modify the schedule of repayment, it shall apply in writing to the Lender _____10______ banking business days before the corresponding repayment date. The modification to the schedule of repayment is subject to the mutual written agreement between both parties.
2. Unless otherwise agreed by and between both parties, if both the principal, interest, and the expenses for the realization of the creditor’s rights are in arrears, the Lender shall have the right to determine the order of repayment of the principal, interest and the expenses for the realization of the creditor’s rights. If there are repayments over several installments due or overdue under this Agreement, the Lender has the right to determine the repayment order in relation to repayment of the principal due or overdue. If several loan contracts between the Borrower and the Lender involve due payments or repayments, the Lender has the right to determine the order of performance of each loan contract.
3. Unless otherwise agreed by and between both parties, the Borrower is entitled to prepay the loan, but it shall give the Lender _____10 banking business days’ notice in writing. The amount of prepayment shall be first used to repay the final installment in accordance with the inverse chronological order. In the case of prepayment or partial prepayment of the loan that applies a combination of simple interest and compound interest, the interest accrued thereon on the principal prepaid shall be settled on a lump-sum basis.
4. The Borrower shall repay the loan in accordance with ___2_______set out below:
(1) The Borrower shall deposit the adequate capital into the following repayment account not less than _____/_____ banking business days before each repayment day. The Lender shall have the right to debit the amount of principal or interest due from the repayment account on the date of repayment.
Repayment Reserve Account Holder: _ /
Account Number: /

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
□ The proportion of the income cash flow of the fixed asset investment project / □ borrower involved in this Agreement into the above repayment reserve account is: / ;
The average of funds in the above repayment reserve account is: / .
(2) The Borrower shall deposit sufficient funds in the following account for repayment no later than 1 banking business day before the maturity of each principal and interest, and the Lender has the right to take the initiative to deduct funds from this account on the maturity date of each principal and interest.
Account Name: Orion Engineered Carbons (Huaibei) Co., Ltd. .
Account number: _____/_____.
(4) Any other repayment methods agreed by and between both parties: ____/
Article 9 Security
1. The obligations under this Agreement are secured by:
☒ ____Orion Engineered Carbons (China) Investment Co., Ltd._ __shall provide _ Joint and several liability guarantee ______ security, and sign the security contract with the number of 2022 Free Trade Company Guarantee Zi No. 502 ___accordingly.
☒ (other means of security): __ Orion Engineered Carbons (China) Investment Co., Ltd. shall provide mortgage of the land use right of the land parcel corresponding to the project, and execute a Mortgage Agreement with the number of 2022 Free Trade Company Mortgage Zi No. 502. This Agreement is the master agreement of the Mortgage Agreement___.
2. If any security agreement becomes invalid, or is cancelled or rescinded, or if the Borrower or any security provider loses its ability to perform its obligations due to the deterioration of its financial conditions, involvement in major litigation or arbitration proceedings against it or some other reasons, or if the account of the Borrower or security provider is sealed, or if the performance ability of the Borrower or security provider is severely affected due to other reasons, or if the security provider is in breach of the security agreement or any other agreements with the Lender, or if the value of the collateral deceases or loses due to depreciation, damage, loss or seizure, at the request of the Lender, the Borrower is obliged to provide new security interest, replace the guarantor, or the like, to secure the performance of the obligations under this Agreement.
Article 10 Insurance (Note: this is an optional clause, choose option 2: 1. Applicable; 2. Not applicable)
The borrower shall insure the risks of equipment, engineering construction, goods transportation and project operation related to the project or trade under this Agreement with an insurance company determined through negotiation with the Lender. The type of insurance shall be determined through consultation with the Lender, and the insurance amount shall not be less than the loan principal. The insurance premium shall be borne by / .
The borrower shall deliver the original of the insurance policy to the lender within / days after the Agreement takes effect. Before the principal, interest and expenses of the loan under this contract are paid off, the Borrower shall not interrupt the insurance for any reason. If the Borrower interrupts the insurance, the Lender has the right to renew or insure on behalf of the Borrower, and the insurance premium shall be borne by / . The Borrower shall be liable for the losses suffered by the Lender due to the interruption of insurance.
The Borrower shall notify the Lender in writing within 3 days from the date when it knows or should know the occurrence of the insurance accident, and timely claim against the insurer in accordance with the relevant provisions of the insurance policy; the Borrower shall bear the losses caused to the Lender due to failure to timely notify or claim or failure to perform its obligations under the insurance policy. Unless otherwise agreed, the insurance compensation shall first be used to repay the loan principal and interest and other payable expenses.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
Article 11 Issuance of Invoice
1. The Borrower may apply to the Lender for a VAT invoice ( ☒ VAT special invoice/ □ VAT ordinary invoice) after the Lender confirms receipt of the payment, and the Lender shall issue a VAT invoice to the Borrower after receiving the Borrower’s application for issuing a VAT invoice.
2. The Borrower may apply for issuing VAT invoice to the corresponding business handling agency or other institutions designated by the Lender.
3. The Lender shall confirm that the payment entity, the contract signing party and the buyer listed in the VAT invoice are the same taxpayer. In case of inconsistency, thus causing the failure of the Borrower to enter the account or deduct the input tax according to law, the relevant loss shall be borne by the Borrower.
4. If the Borrower loses the invoice after obtaining it, the Lender is not required to issue a VAT invoice to the Borrower.
5. If the Lender provides a discount to the Borrower through negotiation, the value of VAT invoice shall be subject to the price after the discount.
6. If the Lender provides service for the Borrower free of charge, the Lender will not provide VAT.
7. The Lender shall issue VAT invoice to the Borrower, and the Borrower shall timely check the invoice information. If there is any error in the invoice information, the Borrower shall promptly apply to the Lender for re-issuing the VAT invoice.
Article 12 Representations and Warranties
1. The Borrower represents to the Lender that:
(1) The Borrower is a corporate person duly registered by the industrial and commercial administration or the competent authority and validly existing in accordance with the law, and has the power and capacity to enter into this Agreement and perform its obligations hereunder; if the Borrower is a newly established project legal person, its controlling shareholder has good credit status and has no major bad records; if the State has the investment entity qualification and business qualification requirements for the proposed investment project, it meets such requirements.
(2) The entry into and performance of this Agreement by the Borrower are based upon the Borrower’s true intention. The Borrower has obtained due and effective authorisations in accordance with its articles of association and internal governance documents. The entry into and performance by the Borrower of this Agreement will not conflict with any agreements, contracts or any other legal documents binding upon the Borrower. The Borrower has obtained, or will obtain, all approvals, licences, filings, and registrations in relation to the entry into and performance of this Agreement.
(3) The Borrower abides by the principle of honesty and trustworthiness. All the documents, financial statements, certificates and any other information supplied by the Borrower to the Lender in connection herewith are true, complete, accurate and valid.
(4) The motivation behind the business conducted by the Borrower with the loan facility is true, lawful, does not involve money laundering, terrorist financing, weapons of mass destruction proliferation financing, tax evasion, fraud or any other illegal purposes, and does not violate the sanction imposed by the United Nations, China and other sanctions applicable; the purpose of the loan and the source of repayment are clear and legal.
(5) The Borrower is in good credit status and has no significant adverse record, and the Borrower has not concealed any matters which may have a severe effect on its own financial conditions or ability to perform the obligations under this Agreement or any security agreements, as the case may be; and
(6) The loan project and its borrowing items comply with the national laws, regulations, regulatory provisions and relevant policies on industry, land and environmental protection, and have fulfilled the legal

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate management, approval, filing and other procedures of investment projects in accordance with the provisions, and comply with the national provisions on the capital investment.
(7) Both the Borrower and the loan project have reached the state standards on environmental protection and are not the enterprise and project which are promulgated and determined by the competent state authority as those with significant energy-consuming and pollution problems and without proper corrective measures and free from any energy-consuming and pollution risk;
(8) The Borrower represents to the Lender in relation to other matters: / ,
2. The Borrower makes the following warranties that:
(1) It shall furnish to the Lender the financial statements periodically or promptly (including but not limited to the annual statements, quarterly statements and monthly statements) and other related information; the Borrower guarantees that it will continue to meet the following financial targets:
/ .
(2) it will withdraw, pay and use the loan in accordance with this Agreement.
(3) if the Borrower has signed or will sign a counter guarantee agreement or similar agreement with the guarantor of this Agreement on its guarantee obligations, this Agreement will not prejudice any rights of the Lender under this Agreement.
(4) it will accept the Lender’s credit inspection and supervision, and give sufficient assistance and cooperation; from the effectiveness of this Agreement to the completion of the repayment of the loan principal, interest and related expenses under this Agreement, the Borrower agrees and authorizes the Lender to monitor its account opened with the Lender, inspect and analyze the construction and operation of the project, and dynamically monitor the income cash flow and overall capital flow of the project; the Borrower shall accept and cooperate with the Lender to inspect and supervise the use of the loan funds, including the purpose of the loan, by means of account analysis, receipt inspection and on-site investigation, and regularly summarize and report the payment and use of the loan funds as required by the Lender. The specific summary and reporting time is / :
(5) in case of merger, division, capital reduction, equity transfer, foreign investment, material increase in debt financing, transfer of major assets and creditor’s rights and other matters that may have a material adverse impact on the repayment ability of the Borrower, prior written consent of the Lender shall be obtained.
The Borrower shall promptly notify the Lender of any of the following:
A changes in the articles of association, business scope, registered capital and legal representative of the Borrower or guarantor;
B to carry out joint operation in any form, to establish joint venture or cooperation with foreign investors, to enter into any contracting agreement regarding its management and operations, to re-incorporate or restructure, to alter the business strategies of proposed listing and conduct other business changes;
C to be involved in major litigation or arbitration proceedings, or to have its property or collateral sealed, seized or supervised, or to create any further security over its secured assets;
D to close, dissolve, liquidate, suspension of business for rectification, cancellation, revocation of business license, to be applied for bankruptcy etc.;
E its shareholders, directors and current senior managers are involved in major cases or economic disputes;
F to commit an event of default under any other contract binding upon the Borrower;
G to suffer business operation difficulties or deterioration of financial conditions.
(6) The Borrower’s debt owed to the Lender takes priority over the debts owed to its shareholders. The Lender shall rank at least pari passu with other creditors of the similar debts; Moreover, the Borrower shall not repay

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate the loan from the Borrower’s shareholders until the principal and interest of the loan and relevant expenses under this Agreement are paid off.
(7) the Borrower shall not distribute dividends and bonuses to shareholders in any form from the effective date of this Agreement to the completion of the repayment of the loan principal, interest and related expenses under this Agreement.
(8) The Borrower shall not dispose of its own assets by reducing its solvency, and promise that the total amount of external guarantee shall not be more than / times of its own net assets, and the total amount of external guarantee and the amount of single guarantee shall not exceed the limit specified in its articles of association; without the consent of the Lender, the assets formed by the loan under this Agreement shall not be used to provide guarantee to a third party.
(9) The Borrower shall not transfer the loan funds under this Agreement to the account with the same name and the account of related parties except for the purpose agreed in this Agreement or with the consent of the Lender.
For the account transfer of the Borrower with the same name or the account transfer of related parties, the Borrower shall provide corresponding supporting materials.
(10) Cooperate with the Lender in carrying out due diligence, cooperate in providing and updating the information of our institution and beneficial owners, and provide background information about transactions;
(11) for the loan under this Agreement, the guarantee conditions, loan interest rate pricing, repayment order and other loan conditions provided by the Borrower to the Lender shall not be lower than those given to any other financial institution now or in the future.
(12) The mortgage of the construction in progress of the project shall be handled in time when the conditions are ripe. After the project is completed, the real estate mortgage guarantee shall be timely handled. When conditions are ripe, the insurance procedures for fixed assets shall be completed in time and the rights and interests shall be transferred to the Lender, the insurance term of which shall cover the loan term of the Lender.
(13) The Borrower and the Lender shall execute a fund escrow agreement. The Borrower shall open a sole income escrow account with Bank of China, and all the operating proceeds of the project shall be paid to the escrow account in time and in full, to ensure close management of the cash flow of the project.
(14) The minimum repayment schedule of the fixed asset loan is set forth in Clause 1 of Article 8 of this Agreement. The principal shall be repaid semiannually and interests paid quarterly. The minimum repayment schedule will be adjusted pro rata based on the actual drawdown amount. The loan agreement shall set up early repayment provisions, i.e. if there is remaining amount in the escrow account, the Lender and the Borrower may repay the Loan early through consultation.
(15) other matters committed by the borrower: /
Article 13 Disclosure of Connected Party Transactions within the Group Companies
The Parties agree to apply clause ___1______:
1. The Borrower is not the group client determined by the Lender as per the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients (hereinafter referred to as the “Guidelines”).
2. The Borrower is the Lender’s group client determined by the Lender as per the Guidelines on the Management of Risks of Credits Granted by Commercial Banks to Group Clients (hereinafter referred to as the “Guidelines”). The Borrower is obliged to disclose to the Lender any connected party transaction of over 10% of its net assets, including connected relationships of the connected parties, projects and nature of the transaction, the amount of transaction or the related ratio and pricing policies (including the monetary transactions and nominal monetary transactions).

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
The Lender shall have the right to suspend the Borrower’s further drawdown unilaterally and accelerate the repayment of partial or entire principal if one of any following events occurs: to use the false contract entered into by the connected parties; to obtain the bank’s funds or credit by creating the discount or pledge over the notes receivable or accounts receivable with non-trade background; to be involved in any major merger or acquisition, takeover, corporate restructuring or the like, which may affect the safety of the loan facility in the opinion of the Lender; to intend to avoid the bank’s rights and interests under the loan through connected party transactions; or any other situations set out in Article 18 of the Guidelines.
Article 14 Events of Default and Remedies
1. Each of the following events shall constitute an event of default of the Borrower under this Agreement:
(1) The Borrower fails to perform its obligations of payment owed to the Lender as provided for herein;
(2) The Borrower fails to withdraw and use the loan funds as agreed herein or fails to use the loan facility for the purpose as provided for herein; or the Borrower violates this Agreement by breaking the whole into parts to avoid the entrusted payment of the Lender; or the Borrower will use the loan funds for re-lending or purchase other financial products for arbitrage; or the Borrower illegally increase hidden local government debt;
(3) Any representation of the Borrower contained herein proves to be incorrect, or the Borrower being in breach of any of the warranties contained herein;
(4) In the event of the circumstances specified in Article 12, Paragraph 2, Item (5), etc., the Lender believes it may have a severe effect on the Borrower or any security provider’s financial conditions or ability to perform their respective obligations, and the Borrower fails to provide new security interest or replace the guarantor in accordance with this Agreement;
(5) The Borrower has an event of default under other loan contracts with the Lender or other institutions of Bank of China;
(6) The guarantor violates the provisions of the guarantee contract, or an event of default occurs under other loan contracts with the Lender or other institutions of Bank of China.
(7) The Borrower terminates its business or a dissolution, cancellation or bankruptcy event occurs;
(8) The Borrower is involved or may be involved in major economic disputes, litigation and arbitration, or its assets are sealed up, seized or enforced, or filed for investigation or punishment by judicial authorities or tax, industry and commerce and other administrative authorities according to law, which has or may affect the performance of its obligations under this Agreement;
(9) The abnormal change or disappearance of the Borrower’s main investors and key management personnel, or the judicial investigation or restriction of personal freedom according to law, which has or may affect the performance of their obligations hereunder;
(10) The project capital is not in place as planned or in proportion, or is not supplemented within the time specified by the Lender;
(11) The project progress severely lags behind the progress of fund use;
(12) The borrower’s credit status declines, or the borrower’s profitability, solvency, operating capacity, cash flow and other financial indicators deteriorate, breaking through the index constraints agreed in this Agreement or other financial agreements;
(13) When the Lender reviews the Borrower’s financial status and performance ability every year (i.e. every full year since the effective date of this Agreement), it finds that there are circumstances that may severely affect the Borrower’s or the guarantor’s financial status and performance ability;
(14) The Borrower refuses to cooperate with the Lender in carrying out due diligence, the Borrower or its relevant transactions / counterparties under this Agreement are suspected of money laundering, terrorist financing,

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate proliferation of nuclear weapons, violation of applicable sanctions, and have any other violations, or the Borrower or guarantor is included in the list or scope of sanctions imposed by the United Nations or China or list or scope of other applicable sanctions;
(15) The Borrower violates other agreements on the rights and obligations of the parties herein.
2. Upon the occurrence of any event of default of the Borrower, the Lender shall have the right to take any one or more measures as follows subject to the specific conditions:
(1) to request the Borrower to rectify the breach within a period as the Lender may request;
(2) to reduce, suspend or cancel the credit line provided to the Borrower entirely or partially;
(3) to suspend, or cancel the acceptance of the drawdown requests under this Agreement and the other contracts between the Borrower and the Lender entirely or partially. The Lender shall have the right to suspend, or cancel the admission and issuance of the undrawn facility and inadmissible trade finance entirely or partially;
(4) to declare the entire or partial unpaid loan / principal and interest of trade finance and any other payables to be immediately due and payable under this Agreement and any other contracts between the Borrower and the Lender;
(5) to change the loan issuance and payment conditions according to the Borrower’s credit status, such as reducing the starting amount of entrusted payment, or transferring back the loan funds paid by the Borrower in breach of contract;
(6) to cancel or rescind this Agreement, cancel or rescind the other contracts between the Borrower and the Lender entirely or partially;
(7) to claim the compensation for the loss incurred by the Lender due to the Borrower’s breach, including, without limitation, legal costs, attorney fees, notary fees, enforcement fees and other related costs caused by the realization of the creditor’s rights;
(8) to set off the entire or partial loan against any credit balance standing on any accounts opened by the Borrower with the Lender and any other institutions of the Bank of China Limited Undue funds in the account are deemed to be matured early. If there is any difference between the currency of the accounts and the currency adopted by the Lender, the amount shall be calculated on the basis of the exchange rate adopted by the Lender on the date of set-off;
(9) to enforce any security interest in favour of the Lender; to request the guarantor to be liable for the obligations under the guarantee; and
(10) to take any other measures deemed necessary and practical by the Lender.
Article 15 Non-Waiver
If one party fails to exercise its partial or entire rights hereunder, or request the other party to perform or be liable for its partial or entire obligations or responsibilities, such failure shall not be deemed to waive the rights or be exempted from the obligations and responsibilities of the former.
Any indulgence, extension or delay by one party to the other party in the exercise of rights shall not affect any rights referred to by this Agreement, laws and regulations, nor shall it be deemed as a waiver of such rights.
Article 16 Modification, Amendment and Termination
This Agreement may be modified or amended in writing subject to the consent of both parties. Any modification or amendment hereto shall constitute an integral part of this Agreement.
Unless otherwise stipulated by laws and regulations or otherwise agreed by and between both parties, this Agreement shall not be terminated unless and until all the rights and obligations hereof have been fully performed.
Unless otherwise stipulated by laws and regulations or otherwise agreed by and between both parties, the invalidity of any provisions hereof shall not affect the validity of any other provisions hereof.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate
Article 17 Governing Law and Settlement of Disputes
This Agreement shall be governed by the laws of the People’s Republic of China.
Once this Agreement comes into effect, any disputes arising from the execution or performance of this Agreement may be settled through the negotiation by both parties. If the negotiation fails, either party shall resolve the dispute in accordance with ___1__ method below:
1. Arbitration. Submit to:
☒ China International Economic and Trade Arbitration Commission
□ Beijing Arbitration Commission (Beijing International Arbitration Center)
□ Arbitral Commission The arbitration shall be conducted in ___/____(the place of arbitration) in accordance with the commission’s arbitration rules in effect at the time when the application is submitted. The arbitration award shall be final and binding upon all parties.
2. Litigation. The parties may, through consultation, choose a Chinese court to resolve the dispute through litigation.
□ Bring a lawsuit to the people’s court at the domicile of the Lender or any other institution of Bank of China Limited that exercises its rights and obligations in accordance with this Agreement or individual agreement.
□ Bring a lawsuit to the International Commercial Tribunal of the Supreme People’s Court (for international commercial disputes with a target value of more than RMB 300 million)
□ Bring a lawsuit to the competent people’s court according to law.
During the dispute settlement period, if the dispute does not affect the performance of other provisions of this Agreement, such other provisions shall continue to be performed.
Article 18 Attachment
The following attachments and any other attachments agreed by and between both parties shall constitute an integral part of this Agreement, and have the same legal force as this Agreement.
1. Drawdown Request (Form);
2. Notification Letter of the Annualized Interest Rate of the Loan (Form);
Article 19 Miscellaneous
1 In the absence of the written consent of the Lender, the Borrower shall not assign the rights or obligations hereunder to any third party.
2 The Borrower acknowledges that the Lender entrusts other institutions of the Bank of China Limited to perform the rights and obligations hereunder, or the Lender assigns its obligations to provide the loan to other institutions of the Bank of China Limited to undertake and manage due to the needs of its business. Other institutions of the Bank of China Limited authorized by the Lender, or undertaking the loan business hereunder shall have the right to exercise the entire rights of this Agreement, file a lawsuit to the court, submit an award to the arbitration institution, or apply for enforcement of the judgment or arbitration award in respect of the dispute hereunder.
3 Without prejudice to any other provisions of this Agreement, this Agreement is binding on both parties hereto, their respective successors and assignees.
4 Unless otherwise agreed by and between both parties, both parties shall designate the domicile set out in this Agreement as the address for correspondence and contact, as well as the address for service confirmed by both parties. The applicable scope of service address includes all kind of notices, contracts, and other documents during the performance of the Agreement by both parties, and relevant documents and legal documents when disputes arise over this Agreement, as well as the first instance, second instance, retrial and execution procedures after the dispute

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate enters the arbitration and civil proceedings. In case of any change of the above address, the changing party shall inform the other party in writing of the changed address __10___ business days in advance. In arbitration and civil proceedings, either party shall, when changing its address, perform the obligation of informing the arbitration institution or court of the change of address. If a party fails to perform its obligation of notice in the aforesaid manner, the address of service confirmed herein shall be deemed to be the effective address of service.
If a legal document is not actually received by a party due to the inaccurate service address provided or confirmed by one party, failure to timely inform the other party, the court or the refusal of the designated receiver to sign for receipt after the change of service address, etc., the date on which the document is returned by mail shall be deemed as the date of service; in case of direct service, the date on which the information is recorded on the service receipt on the spot by the servicer shall be deemed as the date of service.
5 The transactions as contemplated by this Agreement are based upon the independent benefits of both parties hereto. If any individual or entity constitutes a connected party of the Lender in accordance with the requirements of the relevant laws, regulations or regulatory provisions, it shall not use this connected relationship to affect the fairness of the transactions.
6 The headings and business names herein are for ease of reference only, and shall not be used for the interpretation of the provisions hereof or the rights and obligations of both parties.
7 The Lender has the right to provide the information related to this Agreement and the other pertinent information of the Borrower to the financial credit information database and other legally established credit information database in accordance with the applicable laws, regulations and regulatory provisions, for the inquiry and use of appropriately qualified institutions or individuals according to law. The Lender also has the right to enquire about the pertinent information of the Borrower through the financial credit information database and other legally established credit information database for the purpose of concluding and performing this Agreement.
8 Where the date of withdrawal or the date of repayment is the statutory holiday, the date of withdrawal or the date of repayment shall be postponed to the first business day upon the end of the statutory holiday.
9 Where the Lender is unable to perform this Agreement or fails to perform this Agreement as agreed herein due to the changes to the applicable laws and regulations or monitoring rules or the requirement by the competent monitoring authorities, the Lender has the right to terminate or amend the performance of this Agreement and its individual agreements as per the changes to the applicable laws and regulations or monitoring rules or the requirement by the competent monitoring authorities. Where the Lender is unable to perform this Agreement or fails to perform this Agreement as agreed herein due to the termination of or the amendment to this Agreement so caused, the Lender shall be exempted from its liabilities.
10 The Borrower may consult and complain about this Agreement, and the business and charger hereunder through the contact telephone number of the Lender set forth herein.
Article 20 Effectiveness of this Agreement
This Agreement shall take effect upon being signed by the legal representatives (or person in-charge) or authorized signatories and sealed by both the Lender and the Borrower.
This Agreement is made in 4 copies, the Borrower and the Lender each holding 2 copies respectively, with equal legal effect.

D-01: Fixed Assets Loan Agreement — Applicable to single transaction, class A and class B single fixed asset loan business (Newly singed domestic loan contracts with CNY interest rate, non-USD/GBP/EUR/JPY/Swiss Franc new benchmark interest rate

Borrower: Orion Engineered Carbons (Huaibei) Co., Ltd.	Lender: Bank of China Limited Shanghai Pilot Free Trade Zone Sub-Branch
Authorized Signatory: /s/ Anthony Z. SU	Authorized Signatory: /s/ SUN LEI
2022/3/16	2022/3/16
Date: March 16th, 2022	Date: March 16th, 2022

Appendix Notification Letter of the Annualized Interest Rate of the Loan